                                                                      Exhibit 3

                      ARTICLES OF INCORPORATION AND BY-LAWS

The following documents are incorporated herein by reference:

3.1     Certificate of Incorporation of Navistar  Financial  Securities
        Corporation (as in effect on September 13, 1990).  Filed on Registration
        No. 33-36767.

3.2     The By-Laws of Navistar  Financial  Securities  Corporation.  Filed on
        Registration No. 33-36767.